Exhibit 99.1

Enviva Increases Revolver Capacity

BETHESDA, Md., December 20, 2021 — Enviva Partners, LP (NYSE: EVA) (“Enviva,” “we,” “us,” or “our”) today announced that it has amended and restated its senior secured revolving credit facility (the “Amended & Restated Credit Facility”) and increased the facility’s size from $525 million to $570 million. The transaction closed on December 17, 2021.

Enviva remains committed to conservatively managing its balance sheet and expects to use future borrowings under the Amended & Restated Credit Facility primarily to support its strategic, highly accretive growth initiatives.

“With this revolver expansion, we welcome Truist Bank into our credit facility and increase the breadth of our lending relationships,” said Shai Even, Executive Vice President and Chief Financial Officer. “The amended credit facility also enhances the financial flexibility of our operations, as we build and expand our fleet of fully contracted wood pellet production plants in one of the most robust, renewable, and sustainable natural resource basins in the world.”

Barclays is Administrative Agent and Collateral Agent on the Amended & Restated Credit Facility and, together with Bank of Montreal, Citibank, N.A., Goldman Sachs Bank USA, HSBC Bank USA, N.A., JPMorgan Chase Bank, N.A., Royal Bank of Canada, and Truist Bank, acted as Joint Bookrunner, Joint Lead Arranger, and Co-Documentation Agent. AgFirst Farm Credit Bank and American AgCredit, PCA acted as Joint Bookrunners, Joint Lead Arrangers, and Co-Syndication Agents.

About Enviva

Enviva (NYSE: EVA) aggregates a natural resource, wood fiber, and processes it into a transportable form, wood pellets. Enviva sells a significant majority of its wood pellets through long-term, take-or-pay off-take contracts with creditworthy customers in the United Kingdom, the European Union, and Japan. Enviva owns and operates 10 plants with a combined production capacity of approximately 6.2 million metric tons per year in Virginia, North Carolina, South Carolina, Georgia, Florida, and Mississippi. In addition, Enviva exports wood pellets through its marine terminals at the Port of Chesapeake, Virginia, the Port of Wilmington, North Carolina, and the Port of Pascagoula, Mississippi, and from third-party marine terminals in Savannah, Georgia, Mobile, Alabama, and Panama City, Florida.

To learn more about Enviva, please visit our website at www.envivabiomass.com. Follow Enviva on social media @Enviva.

Cautionary Note Concerning Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, regarding Enviva’s future financial performance, as well as Enviva’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms, and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Enviva disclaims any duty to revise or update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Enviva cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Enviva.

INVESTOR CONTACT:

Kate Walsh

Vice President, Investor Relations

+1 240-482-3856

ir@envivapartners.com

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